Adopted August 26, l965
                                                    As Amended November 23, 1992

                                     BYLAWS

                                       OF

                           IAA TRUST GROWTH FUND, INC.



                                    ARTICLE I

                                  Stockholders

         Section l. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Illinois, or at such other place as may be designated in the Notice of Meeting by the Board of Directors.

         Section 2. Annual Meeting. Except as otherwise set forth in this section, the annual meeting of the stockholders of the Corporation shall be held on the last Monday in September of each year, (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), for the purpose of electing Directors for the ensuing year and for the transaction of such other business as may be properly brought before the meeting, provided that the Board of Directors may select any other date in the month of September for the holding of any annual meeting. The Corporation need not, however, hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940. If a meeting of stockholders is required to elect directors, the meeting shall be held no later than 120 days after the occurrence of the event requiring the meeting and the meeting shall be designated as the annual meeting of stockholders for that year. (9/23/68) (4/23/90) (4/27/92) (11/23/92)

         Section 3. Special or Extraordinary Meetings. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than one quarter in amount of the entire capital stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

         Section 4. Notice of Meetings of Stockholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by

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leaving the same with him or at his residence or his usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears on the books of the Corporation.

                    No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

         Section 5. Closing of Transfer Books: Record Dates. The Board of Directors may fix the time, not exceeding twenty days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock. If such books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors may fix, in advance, a date, not exceeding sixty days and not less than ten days preceding the date of any meeting of stockholders and not exceeding sixty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. (4/23/90)

         Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at the resumption of any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

         Section 7. Voting and Inspectors. At all meetings of stockholders every stockholder of record entitled to vote thereat shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares shall have proportionate voting rights as provided in the Articles of Incorporation) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy which is dated more than three months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

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                    All elections shall be had and all questions decided by a
majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these Bylaws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these Bylaws.

                    At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the chairman of the meeting may, and upon the request of the holders of ten percent (l0%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

                    The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (l0%) of the stock entitled to vote on such election or matter.

         Section 8. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the President, or if he is not present, by a Vice President, or if neither of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

         Section 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors shall decide all such questions.

                                   ARTICLE II

                               Board of Directors

         Section l. Number and Tenure of Office. The business and property of the Corporation shall be conducted and managed by a Board of Directors consisting of seven Directors, which number may be increased or decreased as provided in Section 3 of this Article. Each Director shall hold office until the annual

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meeting of stockholders of the Corporation next succeeding his election or until his successor is duly elected and qualified, whichever occurs first. Directors need not be stockholders. (Effective 9/28/92)

         Section 2. Vacancies. In case of any vacancy in the Board of Directors through death, resignation or other cause, a majority of the remaining Directors may act to fill such vacancy provided that immediately after filling such vacancy at least two-thirds of the Directors then serving on the Board of Directors were elected by the holders of the outstanding voting securities of the Corporation at an annual or special meeting of stockholders called for that purpose. Such vacancy may be filled by a majority of the remaining Directors, although such majority is less than a quorum and any such successors so elected shall hold office until the next annual meeting of the stockholders of the Corporation or until his successor is duly elected and qualified, whichever first occurs. Further, if at any time less than a majority in number of the Board of Directors of the Corporation shall not have been elected by the holders of the outstanding voting securities of the Corporation at an annual or special meeting called for that purpose, then the Board of Directors or proper officers of the Corporation shall forthwith call a special meeting of the stockholders to be held as soon as possible and in no event later than 60 days for the purpose of filling any existing vacancies on the Board of Directors.

         Section 3. Increase or Decrease in Number of Directors. The number of Directors may be decreased to a number not less than three or increased to a number not more than nine by an amendment to the Bylaws. In the event of a vacancy on the Board of Directors caused by an increase in the number of Directors, the Board of Directors by the vote of a majority of the entire Board may elect Directors to fill any such vacancies until the next annual meeting of the shareholders or until their successors are duly elected and qualified, whichever occurs first.

         Section 4. Election of Entire New Board. If at any time after the first annual meeting of stockholders of the Corporation a majority of the Directors in office shall consist of Directors elected by the Board of Directors, a meeting of the stockholders shall be called forthwith for the purpose of electing the entire Board of Directors, and the terms of office of the Directors then in office shall terminate upon the election and qualification of such Board of Directors.

         Section 5. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

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         Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine.

                    The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors in those years such a stockholders' meeting is held. In other years, the annual meeting of the Board of Directors shall be held on the last Monday in September (or if said day be a legal holiday, then the next succeeding day not a legal holiday), provided that the Board of Directors may select any other date in the month of September for the holding of its annual meeting. (11/23/92)

         Section 7. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the President or of a majority of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section 8. Quorum. A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, by these Bylaws or by any contract or agreement to which the Corporation is a party.

         Section 9. Executive Committee. The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board, elect from the Directors an Executive Committee to consist of such number of Directors (not less than three) as the Board may from time to time determine. The chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law or by any contract or agreement to which the Corporation is a party and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, or the power to make or amend the Bylaws of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of

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the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

         Section l0. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) of the Board of Directors and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

         Section ll. Compensation of Directors. No Director shall receive any stated salary or fees from the Corporation for his services as such Director if such Director is, otherwise than by reason of being such Director, affiliated (as such term is defined by the Investment Company Act of l940) with the Corporation or with its investment adviser. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.


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                                   ARTICLE III

                                    Officers

         Section l. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These shall include a President (who shall be the principal executive officer of the Corporation and shall be a Director), one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors, or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

         Section 2. Term of Office. The term of office of all officers shall be one year or until their respective successors are chosen, whichever occurs first. Any Officers may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

         Section 3. Power and Duties. The Officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred on them by the Board of Directors or the Executive Committee.


                                   ARTICLE IV

                                  Capital Stock

         Section l. Certificate of Shares. Certificates for shares of stock of the Corporation shall not be issued to any stockholder unless requested by the stockholder. Certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal or unless it bears the facsimile signatures of such officers and a facsimile of such seal.

         Section 2. Transfer of Shares. In cases where certificates for shares have not been issued, the shares of the Corporation shall be transferable on the books of the Corporation by the person in whose name the shares are held on the books of the Corporation or by his duly authorized attorney or legal

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representative upon receipt by the Corporation of written notice from such person, his duly authorized attorney or legal representative requesting the transfer of such shares accompanied by proper instruments of assignment and transfer and with such proof of the authenticity of the signatures as the Corporation may reasonably require.

                    In case of shares of the Corporation for which certificates have been issued, the shares shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signatures as the Corporation may reasonably require.

         Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively shall be kept at the principal offices of the Corporation or at the office of the Transfer Agent, and shall during the usual business hours of every business day be open for the inspection of any person or persons who hold and have held, for at least six months, in the aggregate, five percent of the outstanding shares of the Corporation.

         Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation to indemnify it against any and all loss of claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.


                                    ARTICLE V

                                 Corporate Seal

         The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.


                                   ARTICLE VI

                                   Fiscal Year

         The fiscal year of the Corporation shall begin on the first day of July and shall end on the thirtieth day of June in each year.

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                                   ARTICLE VII

          Indemnification of Directors, Officers, Employees and Agents

(7/21/75)

      (a) This Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of this Corporation. The indemnification may be against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. No person shall, however, be indemnified by this Corporation in any situation which involves such person's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      (b) This Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of this Corporation. The indemnification may be against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation, unless and only to the extent that the court in which the action or suit was brought, or a court of equity in the county in which this Corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper. No person shall, however, be indemnified by this Corporation in any situation which involves such person's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

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      (c) To the extent that a director, officer, employee, or agent of this
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or (b). The determination shall be made
(l) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding, or (2) if a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders in accordance with the charter and Bylaws of this Corporation.

              If, however, there is neither a court determination on the merits that the defendant is not liable nor a court determination that the defendant is not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, no indemnification will be permitted unless an independent legal counsel (not including a counsel who does work for either this Corporation, its adviser or principal underwriter, or persons affiliated with these persons) determines, based on a review of the facts, that the person in question was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition thereof if authorized in the specific case by a preliminary determination following one of the procedures set forth in the second sentence of subsection (d) that there is a reasonable basis for a belief that the director, officer, employee or agent met the applicable standard of conduct set forth in subsection (a) or (b).

              In addition, if any advance of indemnification monies is made prior to a final determination that the recipient is entitled to indemnification, such advance shall be limited in the following respects:

                  (l) Any advance must be limited to amounts used, or to be used, for the preparation and/or presentation of a defense to the action (including costs connected with preparation of a settlement);


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                  (2) Any advance must be accompanied by a written promise by, or on behalf of, the recipient to repay that amount of the advance which exceeds the amount to which it is ultimately determined that he is entitled to receive from this Corporation by reason of indemnification;

                  (3) Such promise must be secured by a surety bond or other suitable insurance;

                  (4) Such surety bond or other insurance must be paid for by the recipient of the advance.

      (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which a person may otherwise be entitled, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors, and administrators of the person.

      (g) This Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of this Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this Corporation would have the power to indemnify him against the liability under the provisions of this section, except that no insurance shall be purchased and maintained which protects any director, officer, employee or agent of this Corporation against liabilities arising from action involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office unless such insurance merely provides for payment to this Corporation of any damages caused by such director, officer, employee or agent and also provides that the insurance company would be subrogated to the rights of this Corporation to recover from any such director, officer, employee or agent.


                                  ARTICLE VIII

                               Amendment of Bylaws

         The Bylaws of the Corporation may be altered, amended, added to or repealed by the vote of three-fourths of the entire Board of Directors.


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